                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                   FORM 8-K/A

                               -------------------


                                 CURRENT REPORT

                                (Amendment No. 2)

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                 October 1, 1997



                             DECORA INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)



               0-016072                            68-0003300
       (Commission File Number)         (IRS Employer Identification No.)



         1 Mill Street, Fort Edward, New York               12828
       (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code: (518) 747-6255



--------------------------------------------------------------------------------

        Decora Industries, Inc. previously reported on Form 8-K that it had acquired 73.2% of the stock of Konrad Hornschuch AG ("Hornschuch"). Its previous amendment to Form 8-K provided historical audited financial statements on Hornschuch and proforma financial information relative to the Hornschuch acquisition. This Amendment No. 2 restates Item 7 to correct certain financial information.


ITEM 2.  ACQUISITION OF SHARES

        On October l, l997, a recently formed wholly-owned German subsidiary ("Newco") of Decora Industries, Inc. (the "Company") acquired 73.2 percent of the voting stock (the "Shares") of Konrad Hornschuch. AG ("Hornschuch"). The Shares were acquired directly from Hornschuch's two largest shareholders in private transactions for total consideration of DM 61,582,280, or approximately $35,000,000. The remaining 26.8 percent of the voting stock of Hornschuch is currently traded on the Frankfurt and Stuttgart stock exchanges. The Company intends to purchase all or most of the remaining 26.8 percent of the voting stock of Hornschuch as soon as practicable using a combination of (i) open market purchases sufficient to reach a minimum of 75 percent voting control, which purchases have commenced, and (ii) a tender offer pursuant to German law to all minority shareholders of Hornschuch which is anticipated to be completed within l8 months of the initial purchase of the Shares (the "Minority Tender Offer") . The transactions are being accounted for pursuant to the purchase method of accounting.

        Hornschuch employs approximately 760 persons; its revenues for calendar year l996 were DM 202,044,000, or approximately $133,979,000. Hornschuch is the manufacturer and marketer of d-c fix and Noblessa decorative products which account for approximately fifty-two percent of its revenues. Along with its self-adhesive products, Hornschuch also markets a full line of complementary table coverings and other decorative kitchen and table oriented products. In addition to its market presence in Europe, Hornschuch has products sales and distribution capabilities in Eastern Europe, Russia, the Middle East and the Far East with over 80 sales, marketing and distribution representatives worldwide. Hornschuch also manufacturers decorative and functional films for use by manufacturers in the automotive, building , furniture, handbag, shoe and interior decoration markets. Approximately one-half of its total revenues is derived from sales in Germany; the remainder is derived from sales in other countries.

        Hornschuch's self-adhesive products are similar to Decora's core product offerings, and Decora anticipates ongoing benefits from manufacturing synergies between the two companies following the acquisition. Potential synergies include raw material purchasing, manufacturing efficiencies (including capacity utilization), cross merchandising and distribution utilizing Hornschuch's existing sales and distribution capabilities described above, research and development (including product refinement) and overhead efficiencies. No assurances can be given as to the amount of such benefits which will depend on a variety of factors.

        The purchase of the Shares and a portion of the transaction costs was funded from (i) a loan of approximately $21,026,000 to Newco from a German bank (the "Bank Loan"), which loan includes a commitment to fund approximately 33 percent of the Company's cash needs to complete the Minority Tender Offer, and
(ii) a subordinated loan of $18,000,000 (the "Subordinated Loan") from a pension fund of an unrelated company (the "Pension Fund"). The Pension Fund was also granted several warrants to purchase common stock of the Company. Of the Subordinated Loan proceeds, $2,900,000 was used to repay existing subordinated debt of Decora Incorporated (a subsidiary of the Company) and $15,100,000 was utilized toward the purchase of the Shares. The Company also raised $750,000 through the private placement of common stock to an institutional investment fund. Closing costs associated with the transaction of approximately $3,400,000, which included commitment fees, legal, accounting and investment banking fees as well as other expenses, were either paid at closing or are to be paid in the future pursuant to agreements between the parties.

        The Subordinated Loan bears interest at 13.00% with the first cash interest payment commencing in September 1998 and with principal payments of $6,000,000 each due in September 2003, 2004 and 2005. The Bank Loan bears interest at LIBOR plus 2.50% and requires quarterly interest payments beginning in December 1997 with principal payments of approximately $1,700,000 each due semi-annually commencing in March 1999 through September 2004.

The warrants include (i) a warrant to purchase 2,136,534 shares of the Company's common stock, (ii) a warrant to purchase 69,557 shares of Series A Preferred Stock (with each share of Series A Preferred Stock to automatically convert to l00 shares of common stock if authorized common stock is available), and (iii) a contingent warrant to purchase a fixed percentage of certain additional shares of common stock which may be issued in the future. The ability to exercise such contingent warrant is triggered solely by the issuance of shares of the Company's common stock in connection with an existing exchange agreement or the sale of additional shares of common stock of the Company, the proceeds of which are used to finance the Minority Tender Offer. A proposal to reverse split the common stock of the Company on a one-for-five basis and to decrease the authorized shares to 20,000,000 will be presented to the Company's Shareholders for approval at a special meeting to be held on December 18, 1997. If approved, there will be sufficient authorized shares for the additional common stock.

        So long as the Subordinated Loan or any of the Warrants are outstanding, the Pension Fund shall have the right to nominate one person to the Company's Board of Directors. The Subordinated Loan also provides that, in the event the shareholders of the Company fail to authorize the additional common stock by December 31, l997, the existing l3% interest rate will increase to l4% and increase further to l5% on March 31, l998. Immediately following shareholder approval, the interest rate on the Subordinated Loan will return to its original l3% rate. If shareholder approval is not obtained by June l998, it is an event of default and the entire Subordinated Loan balance can be declared due and payable. Further, the interest rate increases to l7%. An event of default under the Subordinated Loan would likely constitute an event of default under the Company's other outstanding financing arrangements. Further, if there is no shareholder approval by June 30, l998, the Pension Fund shall have the right to nominate a second member to the Company's Board of Directors.

        This report on Form 8-K and Form 8-K/A includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical facts, including, without limitation, the statements regarding potential synergies, industry prospects and the Company's financial position, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Factors that could cause actual results to differ materially from the Company's expectations are disclosed in this report and in the Company's Form 10-K for the year ended March 31, 1997 and Form 10-Q for its quarter ended September 30, 1997

ITEM 7. FINANCIAL STATEMENTS PROFORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)     Financial statements of business acquired.

        (b)     Pro Forma financial information.

        (c)     Exhibits

                2.1     Stock Purchase Agreement by and between
                        Baden-Wurttenbergische Bank AG and Newco dated as of September 3, 1997, as amended(1)

                2.2 Stock Purchase Agreement by and between der Kunz Holding GmbH & Co. KG and Newco dated as of August 18, 1997, as amended(1)

                4.1 Certificate of Designation of Series A Preferred Stock of Holdings dated September 26, 1997(1)

                23.l    Consent of Dr. Ebner, Dr. Stolz and Partners GmbH


        (1) Previously filed as Exhibits to Registrant's current Form 8-K, dated October 1, 1997.

ITEM 7(A) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED:


GERMAN OPINION

The consolidated financial statements based on the financial statements of the parent company KHAG to 31 December 1996 have been examined by us and we give our unqualified opinion thereon. The financial statements of foreign affiliated companies have been examined by local auditors and they have also given their unqualified opinion thereon.

We verify that this report complies with the regulations according to ss. 321
(1) HGB and finally confirm that the consolidated financial statements of Konrad Hornschuch Aktiengesellschaft, WeiBbach, to 31 December 1996 and the group management report for the financial year 1996 comply with the legal regulations.

On the basis of our examination, we give our unqualified opinion as follows:

        "The consolidated financial statements, which we have audited in accordance with professional standards, comply with the legal regulations. The consolidated financial statements present, in compliance with required accounting principles, a true and fair view of the net worth, financial position and results of the group. The group management report is in agreement with the consolidated financial statements."


Stuttgart, 2 April 1997


                                       Dr. Ebner, Dr.Stolz und Partner GmbH
                                       Wirtschaftsprufungsgesellschaft,Weissbach
                                         Steuerberatungsgesellschaft






UNITED STATES OPINION

In our opinion, the consolidated financial statements of Konrad Hornschuch AG present fairly, in all material respects, the financial position of the group at 31st December 1996 and 1995 and the results of its operations for each of the two years in the period ended 31st December 1996 in conformity with accounting principles generally accepted in Germany.

Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income for each of the two years in the period ended 31st December 1996 and consolidated shareholders' equity at 31st December 1996 and 1995 as shown in the summary of differences between German and U.S. generally accepted accounting principles.


Stuttgart, 11 December 1997



                                            Dr. Ebner, Dr.Stolz und Partner GmbH
                                                Wirtschaftsprufungsgesellschaft
                                                  Steuerberatungsgesellschaft

CONSOLIDATED BALANCE SHEET OF KONRAD HORNSCHUCH AKTIENGESELLSCHAFT, WEIBBACH, AS OF 31 DECEMBER 1996


A S S E T S                                                              As of               As of
                                                                  December 31,        December 31,
                                                                          1996                1995
                                                --------------------------------------------------
                                                        DM                  DM                 TDM
A. FIXED ASSETS

I. Intangible Assets

Licences, trademarks and patents                                       299.107                 197

II. Tangible Assets

1. Land and buildings                            6.340.823                                   6.475
2. Technical equipment and machinery            33.525.077                                  34.934
3. Other equipment, office
     furniture and equipment                     6.237.569                                   6.652
4. Assets under construction                       200.806                                     292
                                                ----------                                 -------
                                                                    46.304.275              48.353

III. Financial Assets

Shares in affiliated companies                                          80.001                  80


B. CURRENT ASSETS

I. Inventories

1. Raw materials and supplies                    5.275.366                                   6.407
2. Work in process                               4.358.104                                   4.106
3. Finished goods                               26.845.904                                  28.561
                                                ----------                                 -------
                                                                    36.479.374              39.074
II. Receivables and other
    current assets

1. Trade receivables                            31.138.688                                  30.297
2. Due from affiliated
     companies                                   2.375.872                                   3.116
3. Other current assets                          2.474.673                                   2.769
                                                ----------                                 -------
                                                                    35.989.233              36.182
III. Marketable securities

Shares in affiliated companies                                          50.000                 229

IV. Cash and cash equivalents                                          673.618                 718

C. PREPAID EXPENSES

1. Debt discount                                    13.500                                      37
2. Other                                         1.153.763                                     898
                                                ----------                                 -------
                                                                     1.167.263                 935
                                                                   -----------             -------

                                                                   121.042.871             125.768
                                                                   ===========             =======

                                   Enclosure 1

L I A B I L I T I E S  A N D  E Q U I T Y                                    As of            As of
                                                                      December 31,     December 31,
                                                                              1996             1995
                                                ---------------------------------------------------
                                                                 DM             DM              TDM
A. SHAREHOLDERS' EQUITY

I.   Capital Stock                              30.800.000                                  30.800

II.  Additional paid in capital                  4.400.000                                   4.400

III. Revenue Reserves                            2.240.993                                   1.244

IV.  Accumulated deficit                        -3.107.454                                  -2.050
                                                ----------                                 -------
                                                                    34.333.539              34.394


B. ACCRUALS

1. Accruals for pensions                        11.149.716                                  11.261
2. Accrued taxes                                    19.331                                      28
3. Other accruals                               16.192.682                                   8.070
                                                ----------                                 -------
                                                                    27.361.729              19.359


C. LIABILITIES

1. Liabilities to banks                         46.145.714                                  56.332
2. Advance payments
   received                                        125.457                                     183
3. Trade payables                                8.224.028                                   9.664
4. Amounts due to
   affiliated companies                             11.284                                     227
5. Other liabilities                             4.841.120                                   5.607
                                                ----------                                 -------
                                                                    59.347.603              72.013


D. DEFERRED INCOME                                                           0                   2
                                                                   -----------             -------
                                                                   121.042.871             125 768
                                                                   ===========             =======

                                                                     Enclosure 2

CONSOLIDATED PROFIT AND LOSS ACCOUNT OF KONRAD-HORNSCHUCH AKTIENGESELLSCHAFT, WEIBBACH, FOR THE PERIOD OF 1 JANUARY TO 31 DECEMBER 1996


                                                                1996                        1995

                                                             DM              DM        TDM          TDM
                                                     ---------------------------------------------------
1. SALES                                             202.044.414                     189.163
2. Decrease in finished goods and work in process    - 2.981.808                       - 896
3. Other capitalized labor, overheads and material       332.139                         333
4. Other operating income                              2.909.993     202.304.738       5.261     193.861
                                                     -----------                     -------

5. Material costs
a) Raw materials, supplies and purchased goods        81.706.517                      86.118
b) Purchased services                                  3.805.427      85.511.944       5.220      91.338
                                                     -----------                     -------
6. Personnel costs
a) Wages and salaries                                 45.117.026                      47.354
b) Social security and pension                        10.767.142      55.884.168      10.800      58.154
                                                     -----------                     -------
7. Depreciation on intangible and tangible assets                     10.772.854                  11.305
8. Other operating expenses                                           46.977.947                  38.084
                                                                     -----------                 -------
                                                                       3.157.825                 - 5.020
9.  Income from profit and loss transfer agreement         1.989                           0
10. Other interest and similar income                    227.048                         420
-.  Write-down of shares in affiliated companies               0                          29
-.  Expenses from loss absorption                              0                         212
11. Interest and similar expenses                      3.468.742     - 3.239.705       3.684     - 3.505
                                                     -----------     -----------     -------     -------

12. RESULTS OF ORDINARY OPERATIONS                                      - 81.880                 - 8.525
13. Taxes on income                                      128.404                         227
14. Other taxes                                          548.123         676.527         743         970
                                                     -----------     -----------     -------     -------

15. NET LOSS OF THE YEAR                                               - 758.407                 - 9.495
16. (Accumulated deficit)/retained earnings                          - 2.049.511                     617
     beginning of year
17. Withdrawal from revenue reserves                                     979.176                   6.973
18. Earnings appropriated to revenue reserves                          1.278.712                     145
                                                                     -----------                 -------
19. ACCUMULATED DEFICIT                                              - 3.107.454                 - 2.050
                                                                     ===========                 =======

                                                                     Enclosure 3

 DEVELOPMENT CONSOLIDATED FIXED ASSETS OF KONRAD HORNSCHUCH AKTIENGESELLSCHAFT,
                     WEIBBACH, IN THE FISCAL YEAR 1996

----------------------------------------------------------------------------------------------
                                                  Costs
----------------------------------------------------------------------------------------------
                              As of  Differences  Additions  Transfers  Disposals        As of
                           1.1.1996  in currency                                    31.12.1996
----------------------------------------------------------------------------------------------
                                 DM           DM         DM         DM         DM           DM
I. INTANGIBLE ASSETS

Licences, trademarks
  and patents             4.864.835          455    201.478     50.279      3.868    5.113.179
-----------------------------------------------------------------------------------------------

II. TANGIBLE ASSETS

1. Land and
   buildings             23.832.200            0    468.429          0    197.671   24.102.958
-----------------------------------------------------------------------------------------------
2. Technical equipment
   and machinery        136.765.328            0  6.261.809    260.974  5.493.449  137.794.662
-----------------------------------------------------------------------------------------------

3. Other equipment,
   office furniture
   and equipment         26.888.242      128.817  1.895.492   - 19.151    813.183   28.080.217
-----------------------------------------------------------------------------------------------

4. Assets under
   construction             291.718          384    200.806  - 292.102          0      200.806
-----------------------------------------------------------------------------------------------
                        187.777.488      129.201  8.826.536   - 50.279  6.504.303  190.178.643
-----------------------------------------------------------------------------------------------

III. FINANCIAL ASSETS

Shares in affiliated
  Companies                 328.702            0          0          0     28.700      300.002
-----------------------------------------------------------------------------------------------
                        192.971.025      129.656  9.028.014          0  6.536.871  195.591.824
-----------------------------------------------------------------------------------------------

Licences, trademarks
  and patents             4.864.835          455    201.478     50.279      3.868    5.113.179
-----------------------------------------------------------------------------------------------

II. TANGIBLE ASSETS

1. Land and buildings    23.832.200            0    468.429          0    197.671   24.102.958
-----------------------------------------------------------------------------------------------

2. Technical equipment
   and machinery        136.765.328            0  6.261.809    260.974  5.493.449  137.794.662
-----------------------------------------------------------------------------------------------

3. Other equipment,
   office furniture
   and equipment         26.888.242      128.817  1.895.492   - 19.151    813.183   28.080.217
-----------------------------------------------------------------------------------------------
4. Assets under
   construction             291.718          384    200.806  - 292.102          0      200.806
-----------------------------------------------------------------------------------------------
                        187.777.488      129.201  8.826.536   - 50.279  6.504.303  190.178.643
-----------------------------------------------------------------------------------------------

III. FINANCIAL ASSETS

Shares in affiliated
  companies                 328.702            0         0           0     28.700      300.002
-----------------------------------------------------------------------------------------------
                        192.971.025      129.656  9.028.014          0  6.536.871  195.591.824
-----------------------------------------------------------------------------------------------



                                                                     Enclosure 3

 DEVELOPMENT CONSOLIDATED FIXED ASSETS OF KONRAD HORNSCHUCH AKTIENGESELLSCHAFT,
                     WEIBBACH, IN THE FISCAL YEAR 1996

---------------------------------------------------------------------------------------------------------------------------
                                                                                                     Net book
                                                    Accumulated depreciation                           value
---------------------------------------------------------------------------------------------------------------------------
                                As of    Differences                                           As of       As of      As of
                             1.1.1996    in currency    Additions  Transfers  Disposals   31.12.1996  31.12.1996 31.12.1996
---------------------------------------------------------------------------------------------------------------------------
                                  DM             DM           DM         DM         DM           DM          DM          DM
I. INTANGIBLE ASSETS

Licences, trademarks
  and patents              4.667.852            170      130.912     18.085      2.947    4.814.072     299.107     196.983
---------------------------------------------------------------------------------------------------------------------------

II. TANGIBLE ASSETS

1. Land and buildings     17.357.412              0      545.538          0    140.815   17.762.135   6.340.823   6.474.788
---------------------------------------------------------------------------------------------------------------------------
2. Technical equipment
   and machinery         101.831.602              0    7.892.660          0  5.454.677  104.269.585  33.525.077  34.933.726
---------------------------------------------------------------------------------------------------------------------------
3. Other equipment,
   office furniture
   and equipment          20.236.379         88.620    2.203.744   - 18.085    668.010   21.842.648   6.237.569   6.651.863
---------------------------------------------------------------------------------------------------------------------------
4. Assets under
   construction                    0              0            0          0          0            0     200.806     291.718
---------------------------------------------------------------------------------------------------------------------------
                         139.425.393         88.620   10.641.942   - 18.085  6.263.502  143.874.368  46.304.275  48.352.095
---------------------------------------------------------------------------------------------------------------------------

III. FINANCIAL ASSETS

Shares in affiliated
 Companies                   248.700              0            0          0     28.699      220.001      80.001      80.002
---------------------------------------------------------------------------------------------------------------------------
                         144.341.945         88.790   10.772.854          0  6.295.148  148.908.441  46.683.383  48.629.080
---------------------------------------------------------------------------------------------------------------------------
Licences, trademarks
  and patents              4.667.852            170      130.912     18.085      2.947    4.814.072     299.107     196.983
---------------------------------------------------------------------------------------------------------------------------

II. TANGIBLE ASSETS

1. Land and buildings     17.357.412              0      545.538          0    140.815   17.762.135   6.340.823   6.474.788
---------------------------------------------------------------------------------------------------------------------------
2. Technical equipment
   and machinery         101.831.602              0    7.892.660          0  5.454.677  104.269.585  33.525.077  34.933.726
---------------------------------------------------------------------------------------------------------------------------
3. Other equipment,
   office furniture
   and equipment          20.236.379         88.620    2.203.744   - 18.085    668.010   21.842.648   6.237.569   6.651.863
---------------------------------------------------------------------------------------------------------------------------
4. Assets under
   construction                    0              0            0          0          0            0     200.806     291.718
---------------------------------------------------------------------------------------------------------------------------
                         139.425.393         88.620   10.641.942   - 18.085  6.263.502  143.874.368  46.304.275  48.352.095
---------------------------------------------------------------------------------------------------------------------------

III. FINANCIAL ASSETS

Shares in affiliated
  companies                  248.700              0            0          0     28.699      220.001      80.001      80.002
---------------------------------------------------------------------------------------------------------------------------
                         144.341.945         88.790   10.772.854          0  6.295.148  148.908.441  46.683.383  48.629.080
---------------------------------------------------------------------------------------------------------------------------

                                                                     Enclosure 5

 SCHEDULE OF INVESTMENTS OF KONRAD HORNSCHUCH AKTIENGESELLSCHAFT, WEIBBACH,

                             AS OF 31 DECEMBER 1996

                     (Amounts in 1.000 units local currency)

                                                  Share in    authorized                    Result
        Name and domicile                         capital    share capital   Net assets   of the year
        of the company               Currency        %        31.12.1996     31.12.1996      1996
        ---------------------------------------------------------------------------------------------
        Affiliated companies

        1. Consolidated companies

        Hornschuch Italia S.R.L.,
        Rho/Italy                      ITL          100        1,000,000     1,055,000     - 662,000(1)

        Hornschuch U.K. Limited,
        Northampton/Great Britain      GBP          100               50             9          - 21(1)

        Hornschuch CS spol. s.r.o.,
        Kraluv Dvur/Czech Republic
                                       CZK          100              400         - 905       - 3,514(1)

        2. Non-consolidated
           companies

        Verwaltungsgesellschaft
        WeiBbach Gesellschaft
        mit be-schrankter Haftung,
        WeiBbach                        DM          100               50            50           (2)(2)

        Spinnereien und Webereien
        im Wiesental Gesellschaft
        mit beschrankter Haftung,
        Lorrach                         DM          100            2,500         2,500       (1,785)(3)

        Hornschuch (Suisse) GmbH,
        Lenzburg/Suisse                CHF          100               50            99             7



An inactive foreign participation was not listed because of the little importance.


--------------------
        (1) according to commercial balance sheet II

        (2) Konrad Hornschuch Aktiengesellschaft maintains a profit pooling agreement with this subsidiary whereby profits or losses of the subsidiary are consolidated with the parent company both for income tax and trade tax filing purposes. No tax impact is included in the results at the subsidiary level. The result of the financial year 1995 of TDM 2 was transferred to Konrad Hornschuch Akt;engesellschaft. This result includes the profit of TDM 1,765 of Spinnerelen und Webereien im Wiesental GmbH.

        (3) Verwaltungsgesellschaft WeiBbach GmbH maintains a profit pooling agreement with this subsidiary whereby profits and losses of the subsidiary are consolidated with the parent company. No tax impact is included in the results at the subsidiary level. The profit of TDM 1,785 was transferred to Verwaltungsgeselischaft WeiBbach GmbH.

                  APPENDIX OF THE PUBLIC COMPANY AND THE GROUP

                      KONRAD HORNSCHUCH AG, WEIBBACH,

                            FOR THE FISCAL YEAR 1996




The individual and the consolidated financial statements of Konrad Hornschuch AG are explained together below; unless otherwise stated, these explanations apply to both these financial statements.

To improve the overview, the amounts of the balance sheet and the profit and loss account are stated in full DM.



I.        GENERALLY ACCEPTED ACCOUNTING PRINCIPLES


The financial statements of Konrad Hornschuch AG and the consolidated financial statements have been drawn up according to the regulations of the commercial code or the company law.

For the profit and loss accounts, the cost-summary method has been used consistently.

The remarks which have to be made, according to the legal regulations, for the items of the profit and loss account as well as extensive explanations are stated in the summarized appendix for the Konrad Hornschuch AG and the group.



II.  CONSOLIDATED COMPANIES


The consolidated financial statements include, apart from Konrad Hornschuch AG, the marketing companies in Italy, Great Britain and Czech Republic:

          Hornschuch Italia S.R.L., Rho/Italy
          Hornschuch U.K. Limited, Northampton/Great Britain
          Hornschuch CS spol. s r.o., Kraluv Dvur/Czech Republic

For all companies, Konrad Hornschuch AG holds 100 % of the capital shares; a year end closing date of 31 December is used for the group.

The group financial statements exclude an inactive foreign subsidiary as well as the Hornschuch (Suisse) GmbH, according to ss. 296 Abs. 2 HGB because of their secondary importance. Hornschuch (Suisse) GmbH, which has no individual organization, provides for billing of deliveries to the Swiss customers.

In addition, the Verwaltungsgesellschaft WeiBbach Gesellschaft mit beschrankter Haftung as well as its subsidiary Spinnereien und Webereien im Wiesental GmbH have not been consolidated because their exclusive purpose is the utilization of the no longer operational plant areas in Urbach and Lorrach (ss. 296 Abs. 1 Nr. 3 HGB).

The VICO AG and the Hornschuch France S.A.R.L. were liquidated during the fiscal year. They have not been included in the consolidated financial statements, as in the prior year.

III.  CAPITAL CONSOLIDATION IN THE GROUP


The capital consolidation reflects cost method investment accounting. Differences between the cost basis investment and the equity of the consolidated subsidiary is recorded against retained earnings revenue reserve account:

                                                                 1996     1995
                                                                 TDM      TDM
                                                                 ----     ----
        Active difference amounts                                 484      484
        Passive difference amounts                               - 14     - 14
                                                                 ====     ====

        Charged to the revenue reserves account                   470      470
                                                                 ====     ====


For the following consolidation entities, taking the equity value at the beginning of the fiscal year, the date the entities were first included in the consolidated financial statements was:


            Hornschuch Italia S.R.L., Rho/Italy                         1.1.1990
            Hornschuch U.K. Limited, Northampton/Great Britain          1.1.1990
            Hornschuch CS spol s r.o., Kraluv Dvur/Czech Republic       1.1.1993


IV. DEBT-, EXPENSE- AND PROFIT-CONSOLIDATION AS WELL AS INTERCOMPANY PROFIT ELIMINATION IN THE GROUP

Receivables and liabilities as well as expense- and profit movements between the included companies have been eliminated.

Intercompany profits have been eliminated.




V.  FOREIGN CURRENCY TRANSLATION

The values of the annual financial statements of the foreign companies have been converted with the spot rates of the balance sheet date into German Mark (DM):


                                          31.12.1996      31.12.1995
                                          ----------      ----------
                       1,000        ITL       1.0174          0.9045
                           1        GBP       2.6267          2.2135
                         100        CZK         5.69            5.37

In the consolidation of the balance sheet and income statement accounts, the differences resulting from the elimination of intercompany accounts have not impacted operating results but are reflected in shareholders' equity, whereas exchange rate differences resulting from the consolidation of intercompany transactions are reflected in the income statement

VI.  ACCOUNTING AND VALUATION METHODS


For the individual company financial statements and the consolidated financial statements, the same accounting and valuation methods have been used which are valid for corporations.


INTANGIBLE ASSETS

Purchased EDP-programs as well as licences and patents are capitalized at acquisition cost and depreciated in a straight-line method over three to five years.

TANGIBLE ASSETS

The tangible fixed assets are valued at acquisition or manufacturing cost minus accumulated depreciation.

The straight-line depreciation for buildings is based on a useful life from 20 to 50 years.

An owner-occupied flat will be depreciated degressive according to ss. 7 Abs. 5 EStG.

For moveable tangible fixed assets, the depreciation is calculated according to the straight-line method with a useful life of four to ten years which is usual in the industry. For multi-shift operation depreciation rates are increased.

Additions to the moveable tangible fixed assets within the first half year are depreciated at the full annual rate; those acquired during the second half of the year at a half year rate (R 44 Abs. 2 Satz 3 EStR).

Low value intangible assets will be fully depreciated according to ss. 6 Abs. 2 EStG in the year of addition and will be shown as disposal in the analysis of fixed assets.


FINANCIAL ASSETS

The shares in group companies are recorded at acquisition cost or at the lower estimated fair value at the balance sheet date.


INVENTORIES

Raw materials and supplies as well as purchased trading stock are activated to acquisition cost considering the lower of cost or market principle. For stock with limited usability adequate reserves have been made.

Finished and unfinished goods are recorded at manufacturing cost but limited to a maximum value which results from the principle of the loss free valuation.

In addition to the direct materials, factory and special production costs, manufacturing costs also include the following optional items: prorated indirect material costs, general and special production overheads as well as depreciation.

Limited usability as well as low stock turnover have been considered by adequate write-downs.

RECEIVABLES AND OTHER CURRENT ASSETS

For receivables and other current assets, identifiable individual risks have been taken into account by valuation reserves.

For the general risk of credit as well as the expected discount deductions there will be made a general allowance.

Receivables denominated in foreign currency have been valued at the rate of the day the receivable was incurred or to the lower buying rate at the balance sheet date. A long term receivable has been discounted.
The other receivables and assets are shown at nominal value.


SECURITIES, STOCKS AND BONDS

The shares in subsidiaries are recorded at acquisition cost.


PREPAID EXPENSES

The debt discounts included in the prepaid expenses will be depreciated straight-line over the interest bearing period of the respective loans.

ACCRUALS

Accruals for pensions and similar obligations correspond to the actuarial going concern value which has been determined on the basis of an interest rate of 6 %. They have been built up with the possible extent according to ss. 6 a EStG.

The other accruals take into account all recognizable balance risks and uncertain obligations and have been calculated according to reasonable business judgments.


LIABILITIES

All liabilities are valued at the repayment amount, liabilities denominated in foreign currency are valued at the rate on the day the liabilities were incurred or at the higher offer rate on the balance sheet date.

VII.  EXPLANATIONS TO THE INDIVIDUAL BALANCE SHEET ITEMS


FIXED ASSETS

The development of the fixed assets of the public company and the group which are shown separately, are integral part of the appendix.

The capital expenditure of Konrad Hornschuch AG for intangible and tangible assets amounts to DM 8.3 million (prior year: DM 9.5 million).

The main stress of the capital expenditures were for production and auxiliary machinery as well as for equipment.

The list of investments will be deposited at the trade register of Schwabisch Hall under HRB 167 K.


INVENTORIES

Devaluations for inventory risks which could occur because of period of storage, reduced usability or fashion tendencies have been reflected in the inventory valuation at the rate of DM 7.5 million (prior year: DM 6.9 million) for the individual accounts and in the group at the rate of DM 7.7 million (prior year:
DM 7.1 million).

RECEIVABLES AND OTHER ASSETS

The receivables and other assets include receivables due within more than one year up to the following amounts:


        KONRAD HORNSCHUCH AG                                         TDM
                                                                     -----
        Trade receivables                                              680
        Due from affiliated companies                                2,783
        Other current assets                                           408
                                                                     =====

                                                                     3,871
                                                                     =====

        GROUP                                                        1,518
                                                                     =====

DUE FROM AFFILIATED COMPANIES

Receivables due from affiliated companies of TDM 1,228 result from normal trade activities.

SECURITIES

The shares in the Verwaltungsgesellschaft WeiBbach GmbH are shown as current assets consistent with prior year.

The difference concerns the disposal of VICO AG which was liquidated in the fiscal year.

LIQUID ASSETS

The liquid assets include cash on hand and cash at banks.

PREPAID EXPENSES

The prepaid expenses contain, apart from debt discounts for loans, bonuses for closed interest security business.

SUBSCRIBED CAPITAL

The capital stock of KONRAD HORNSCHUCH AG is divided into the following bearer stock:

                                                 Nominal value      Number of
                                                                      votes
                                                      DM               DM
                                                 -------------       -------
        616,000 common stock each DM 50.00       30,800,000.00       616,000


By the resolution of the ordinary general meeting on 20 June 1996, 4,000 preferred stock are converted into 4,000 common stock.

By the resolution of the ordinary general meeting on 20 June 1996, there exists an approved capital at a rate of DM 10 million which can be used until 19 June 2001. This opportunity has not been used in the fiscal year.


CAPITAL RESERVES

Capital reserves include the premium of the capital increase in 1978.

REVENUE RESERVES

The CONSOLIDATED FINANCIAL STATEMENTS the legal reserve and other revenue reserves are combined.


ACCRUALS

        KONRAD HORNSCHUCH AG                       31.12.1996      31.12.1995
                                                       TDM            TDM
                                                   ----------      ----------
        Accruals for pensions                         11,150         11,261
        Tax accruals                                       0              8
        Other accruals                                14,542          7,633
                                                      ------          -----
                                                      25,692         18,902
                                                      ======         ======

        GROUP                                         27,362         19,359
                                                      ======         ======


The accruals for pensions concern obligations from current pension services and pension rights.

The pension reserves are based on the actuarial calculations of SCHITAG Ernst & Young Deutsche Allgemeine Treuhand AG, Stuttgart, on the basis of probability figures according to the guide table of Dr. Klaus Heubeck as well as an interest rate of 6 %. Actuarial retirement age is the retirement age according to the employment contract or, where early retirement is envisaged, the minimum retirement age according to the statutory pension insurance.

The accruals for pensions correspond to the going concern value according to ss. 6 a EStG.

Other accruals contain mainly accruals for personnel expenditures (TDM 2,647), warranties (TDM 1,301), outstanding invoices (TDM 739), customer credit notes/bonuses/discounts (TDM 2,039), environmental obligations (TDM 2,050), deferred maintenance (TDM 600) as well as accruals for measures implemented to improve the efficiency of work in progress (TDM 3,300).
        LIABILITIES

The liabilities to banks of KONRAD HORNSCHUCH AG are as follows:

                                                   31.12.1996      31.12.1995
                                                       TDM            TDM
                                                   ----------      ----------
        Due within 1 year                            26,463          23,573
        Due within 1 - 5 years                       15,994          30,207
        Due over more than 5 years                    1,575             775
                                                     ======          ======
                                                     44,032          54,555
                                                     ======          ======


An amount of TDM 34,458 is secured through mortgage liens on the real estate of KHAG in WeiBbach.

The other liabilities of KONRAD HORNSCHUCH AG are structured as follows:


                                                   31.12.1996      31.12.1995
                                                       TDM            TDM
                                                   ----------      ----------
        Due within 1 year                             3,878          3,778
        Due within 1 - 5 years                          587          1,443
                                                      =====          =====
                                                      4,465          5,221
                                                      =====          =====


                                                   31.12.1996     31.12.1995
                                                       TDM           TDM
                                                   ----------     ----------
        Tax liabilities                                 443            637
        Liabilities in respect of
         social security                              1,121          1,293
        Liabilities to
         employee welfare fund                        1,799          2,243
        Other liabilities                             1,102          1,048
                                                      =====          =====
                                                      4,465          5,221
                                                      =====          =====

The liabilities to banks in the GROUP are as follows:

                                                   31.12.1996      31.12.1995
                                                       TDM            TDM
                                                   ----------      ----------
        Due within 1 year                             28,577         25,350
        Due within 1 - 5 years                        15,994         30,207
        Due over more than 5 years                     1,575            775
                                                      ======         ======
                                                      46,146         56,332
                                                      ======         ======

An amount of TDM 34,458 is secured through mortgage liens.

The other liabilities in the GROUP are structured as follows:


                                                   31.12.1996      31.12.1995
                                                       TDM            TDM
                                                   ----------      ----------
        Due within 1 year                             4,254          4,164
        Due within 1 - 5 years                          587          1,442
                                                      =====          =====
                                                      4,841          5,606
                                                      =====          =====


                                                   31.12.1996      31.12.1995
                                                       TDM            TDM
                                                   ----------      ----------
        Tax liabilities                                 665            826
        Liabilities in respect of
         social security                              1,213          1,426
        Liabilities to
         employee welfare fund                        1,799          2,243
        Other liabilities                             1,164          1,111
                                                      =====          =====
                                                      4,841          5,606
                                                      =====          =====


For the trade payable, the supplier retains the title of the goods until fully paid for.

All other liabilities are due within one year.

VIII.  CONTINGENT LIABILITIES AND OTHER OBLIGATIONS

The contingent liabilities and other financial obligations of KONRAD HORNSCHUCH AG and the GROUP exist as follows:


                                                   31.12.1996      31.12.1995
                                                      TDM            TDM
                                                   ----------      ----------
        Contingent liabilities                        421            1,681
        Guarantee obligations                         103              129
                                                      ===            =====
                                                      524            1,810
                                                      ===            =====
        Thereof for affiliated companies              103              129
                                                      ===            =====


In addition financial obligations from lease contracts are:

                                                      KHAG          Konzern
                                                      TDM             TDM
                                                      -----         -------
        Due within 1 year                             1,648          2,009
        Due within 1 - 5 years                        3,232          4,253
        Due over more than 5 years                        0            475
                                                      =====          =====
                                                      4,880          6,737
                                                      =====          =====

The purchase commitment for investment goods is within the framework of the planning which has been released in 1997.

The deficit from the pension obligations of the employee welfare funds which results as difference between the tax part value according to ss. 6 a EStG of the promised services and the cash on hand amounts to about DM 13.4 million for 31 December 1996.

IX.  EXPLANATIONS FOR THE PROFIT AND LOSS ACCOUNTS

SALES

The sales are spread at KONRAD HORNSCHUCH AG as follows:


Division in product areas

                                                        1996         1995
                                                       million      million
                                                         DM           DM
                                                       -------      -------
        Fashion products                                  42           45
        Technical products                                55           51
        Decorative products                               93           83
                                                         ===          ===
                                                         190          179
                                                         ===          ===

Division in regions

                                                        1996         1995
                                                       million      million
                                                         DM           DM
                                                       -------      -------

        Federal Republic of Germany                      102          107
        Other Europe                                      65           50
        Outside Europe                                    23           22
                                                         ===          ===
                                                         190          179
                                                         ===          ===

GROUP sales are spread as follows:

Division in product areas

                                                        1996         1995
                                                       million      million
                                                         DM           DM
                                                       -------      -------

        Fashion products                                  43           46
        Technical products                                55           51
        Decorative products                              104           92
                                                         ===          ===
                                                         202          189
                                                         ===          ===

Division in regions

                                                        1996         1995
                                                       million      million
                                                         DM           DM
                                                       -------      -------

        Federal Republic of Germany                      102          107
        Other Europe                                      76           59
        Outside Europe                                    24           23
                                                         ===          ===
                                                         202          189
                                                         ===          ===

        OTHER OPERATING INCOME

The other operating income of KONRAD HORNSCHUCH AG include the following:

                                                                      1996           1995
                                                                      TDM            TDM
                                                                      -----         -----
        Know-how                                                        126         1,561
        Exchange profit                                                 367           315
        Insurance indemnification                                       162           292
        Further charged cost                                            165           163
        Tax liable remunerations in kind                                347           255
        Others                                                          386         1,355
        Sale of fixed assets and adjustments of reserves              1,253         1,158
                                                                      -----         -----
                                                                      2,806         5,099
                                                                      =====         =====
        GROUP                                                         2,910         5,261
                                                                      =====         =====


MATERIALS COSTS

The material costs, related to the total product cost, reflects the decreases in the raw material markets, and the general decrease in price levels.

PERSONNEL EXPENSES

                                                                      1996           1995
        KONRAD HORNSCHUCH AG                                           TDM           TDM
                                                                      ------        ------
        Wages and salaries                                            44,104        45,793
        Social security                                                8,320         8,837
        Pension costs                                                  1,963         1,479
                                                                      ======        ======
                                                                      54,387        56,109
                                                                      ======        ======

                                                                      1996           1995
        GROUP                                                          TDM           TDM
                                                                      ------        ------
        Wages and salaries                                            45,117        47,353
        Social security                                                8,788         9,286
        Pension costs                                                  1,979         1,515
                                                                      ======        ======
                                                                      55,884        58,154
                                                                      ======        ======

OTHER OPERATING EXPENSES

The other operating expenses of KONRAD HORNSCHUCH AG include the following:

                                                              1996         1995
                                                               TDM         TDM
                                                              ------      ------
        Licences/commissions                                   2,121       2,676
        Other selling expenses                                14,705      14,275
        Legal and professional fees                            2,416       1,842
        Other administrative expenses                          2,127       2,079
        Catastr.-/Work-/Environmental protection               2,308       1,567
        Other maintainance/EDP-maintainance                    5,383       4,228
        Other expenses                                         6,491       7,449
        Neutral expenses                                       5,852         953
                                                              ------      ------
                                                              41,403      35,069
                                                              ======      ======

        GROUP                                                 46,978      38,084
                                                              ======      ======

INCOME FROM PARTICIPATIONS

In the fiscal year 1996, KONRAD HORNSCHUCH AG has participation income of TDM 51 (prior year: TDM 139) from affiliated companies.

INCOME FROM PROFIT AND LOSS ABSORPTION

This income results from transfers based on profit pooling with affiliated companies.

OTHER INTERESTS AND SIMILAR INCOME

At KONRAD HORNSCHUCH AG the income from affiliated companies have been realized at a rate of TDM 460 (prior year: TDM 325).

DEPRECIATION ON FINANCIAL ASSETS

The disclosure relates to affiliated companies and includes investment write down for the Italian subsidiary.


        TAXES

Because of the negative result of the year and the loss carry forward from previous fiscal years, no domestic income taxes arise. Amounts reflect the balance from tax back-payments/tax refund for previous years and foreign withholding taxes.

The other taxes are mainly related to the net asset-, trading capital-, land-and automobile taxes which are not dependent on income.


INCOME RELATING TO OTHER PERIODS

The other operating income, social expenses, income from participation, taxes from income and the other taxes include income relating to other periods of TDM 1.386.


EXPENSES RELATING TO OTHER PERIODS

The other operating expenses, wages and salaries and other taxes include expenses relating to other periods of TDM 204.

X.  OTHER NOTES

        1. The total remunerations of the members of the board for the fiscal year 1996 amount to DM 1,044,375.00 (group DM 1,044,375.00).

           The remunerations of former board members and their surviving dependents amount to DM 690,867.00 (GROUP DM 701,068.00).

           For pension obligations with regard to former members of the board and their surviving dependents DM 5,150,180.00 (GROUP DM 5,202,314.00) has been reserved.

        2. The remunerations for the supervisory board for the fiscal year 1996 amount to DM 92,000.00 plus value added tax.

        3. The members of the supervisory board and the management board are listed on page 2 of the annual report.

           The supervisory board of the company consists of nine members. Appointed members of the supervisory board are:

                Wilhelm Freiherr Haller von Hallerstein, Stuttgart (chairman), Eberhard Christian Kunz, Nurtingen (first deputy chairman), Dr. Wilhelm Dengler, Gschwend,
                Dieter Maier, Stuttgart,
                Helmut Menges, Welzheim,
                Dr. Roland Schelling, Stuttgart,

and as representative of the employees:

                Hans Roth, Hohebach (second deputy chairman), Willi Bobka, WeiBbach, and Hans Fenzl, WeiBbach.

           The administrative period of the supervisory board closes with the end of the shareholders general meeting which decides above the discharge for the fiscal year 1997.

           The management board consists of two persons. Members of the board are or have been, appointed by the supervisory board,

                Hans-Georg Stahmer, Taunusstein (speaker), Dr. Roland Schulze-Kadelbach, Flein (until 31 December 1996), and Dr. Bernhard Muller, Saarbrucken (from 1. April 1997).

        4. With the letter of 3 February 1984 the Kunz Holding GmbH & Co. KG, Gschwend, has told according to ss. 20 Abs. 4 AktG that she has the majority holding for Konrad Hornschuch AG.

          To the majority shareholder Kunz Holding GmbH & Co. KG and the related companies there existed only minor delivery- and service relations.


5.      In the fiscal year KONRAD HORNSCHUCH AG has ordinarily employed:

                                                         1996         1995
                                                        persons      persons
                                                        -------      -------
           Salaried employees(*)                          296          294
           Payroll employee                               453          446
           Trainees                                        49           38
                                                          ===          ===
                                                          798          778
                                                          ===          ===

          The GROUP has employed:

                                                         1996         1995
                                                        persons      persons
                                                        -------      -------
           Salaried employees**)                          324          327
           Payroll employees                              462          455
           Trainees                                        49           38
                                                          ===          ===
                                                          835          820
                                                          ===          ===


-------------------
   *)      including members of the board
   **)     including members of the board and managers

        6. Because of special tax depreciations in the previous fiscal years on tangible fixed assets, the annual result is only insignificantly influenced. Also the effects on future annual results are not significant.


        7. The annual financial statements of Konrad Hornschuch AG to 31 December 1996 which have been drawn up by the management board shows an accumulated deficit of DM - 3,107,454.24. The board suggests to carry forward the deficit to the next year.

WeiBbach, March 1997

                                                     Konrad Hornschuch AG
                                                       Management Board

A:\state96\KHAGU3.DOC
GERMAN OPINION

The consolidated financial statements based on the financial statements of the parent company Konrad Hornschuh Aktiengese IIschaft to 31 December 1995 have been examined by us and we give our unqualified opinion thereon. The financial statements of foreign affiliated companies have been examined by local auditors and they have also given their unqualified opinion thereon.

We verify that this report complies with the regulations according to ss. 321
(1) HGB and finally confirm that the consolidated financial statements of Konrad Hornschuch Aktiengesellschaft, WeiBbach, to 31 December 1995 and the group management report for the financial year 1995 comply with the legal regulations.

On the basis of our examination, we give our unqualified opinion as follows:

        "The consolidated financial statements, which we have audited in accordance with professional standards, comply with the legal regulations. The consolidated financial statements present, in compliance with required accounting principles, a true and fair view of the net worth, financial position and results of the group. The group management report is in agreement with the consolidated financial statements."


Stuttgart, 22 March 1996



                                            Dr. Ebner, Dr.Stolz und Partner GmbH
                                                Wirtschaftsprufungsgesellschaft
                                                  Steuerberatungsgesellschaft

CONSOLIDATED BALANCE SHEET OF KONRAD HORNSCHUCH AG, WEIBBACH, AS OF 31 DECEMBER 1995

ASSETS                                                                       As of          As of

                                                                      December 31,   December 31,
                                                                              1995           1994
                                                         ----------   ------------   ------------
                                                                 DM             DM            TDM
A. FIXED ASSETS

I. Intangible Assets

Licences, trademarks and patents                            196,983                            69
Advances paid on intangible assets                                0                            23
                                                         ----------                       -------
                                                                           196,983             92
II. Tangible Assets

1. Land and buildings                                     6,474,788                         6,464
2. Technical equipment and machinery                     34,933,726                        37,885
3. Other equipment, office
   furniture and equipment                                6,651,863                         4,935
4. Assets under construction                                291,718                         1,032
                                                         ----------                       -------
                                                                        48,352,095         50,316
III.    Financial Assets

Shares in affiliated companies                                              80,002            106


B. CURRENT ASSETS

I. Inventories

1. Raw materials and supplies                             6,407,438                         8,896
2. Work in process                                        4,106,154                         4,156
3. Finished goods                                        28,560,878                        28,737
                                                         ----------                       -------
                                                                        39,074,470         41,789

II. Receivables and other
    current assets


1. Trade receivables                                     30,297,140                        28,958
2. Due from group companies                               3,115,819                         4,405
3. Other current assets                                   2,769,479                         4,012
                                                         ----------                       -------
                                                                        36,182,438         37,375

III. Securities

Shares in affiliated companies                                             228,800            229

IV. Cash and cash equivalents                                              718,263            591


C. PREPAID EXPENSES

1. Debt discount                                             37,300                            55
2. Other                                                    897,610                           363
                                                         ----------                       -------
                                                                           934,910            418
                                                                       ===========        =======
                                                                       125,767,961        130,916
                                                                       ===========        =======

                                                                     Enclosure 1


L I A B I L I T I E S A N D E Q U I T Y                                   As of           As of
                                                                    December 31,    December 31,
                                                                            1995            1994
                                                      -----------   ------------    ------------
                                                               DM             DM             TDM
A. SHAREHOLDERS' EQUITY

I.   Capital Stock                                     30,800,000                         30,800

II.  Additional paid in capital                         4,400,000                          4,400

III. Revenue Reserves                                   1,243,944                          8,168

IV.  (Accumulated deficit)/
     Retained earnings                                - 2,049,511                            617
                                                      -----------                        -------
                                                                      34,394,433          43,985


B. ACCRUALS

1. Accruals for pensions                               11,260,832                         11,211
2. Accrued taxes                                           28,018                              0
3. Other accruals                                       8,070,067                         11,308
                                                      -----------                        -------
                                                                      19,358,917          22,519


C. LIABILITIES

1. Liabilities to banks                                56,332,012                         46,284
2. Advance payments
     received on account of orders                        183,120                            435
3. Trade payables                                       9,664,123                         11,175
4. Amounts due to
     affiliated companies                                 227,154                            184
5. Other liabilities                                    5,606,876                          6,329
                                                      -----------                        -------
                                                                      72,013,285          64,407


D. DEFERRED INCOME                                                         1,326               5



                                                                     -----------         -------
                                                                     125,767,961         130,916
                                                                     ===========         =======

]
                                                                     Enclosure 2

CONSOLIDATED PROFIT AND LOSS ACCOUNT OF KONRAD-HORNSCHUCH AKTIENGESELLSCHAFT, WEIBBACH, FOR THE PERIOD OF 1 JANUARY TO 31 DECEMBER 1995

                                                                     1995                   1994

                                                                     DM         DM        TDM         TDM
                                                            -----------  -----------  -------     -------
1. SALES                                                    189,162,654               184,190
2. (Decrease)/(Prior year: Increase in finished goods         - 895,540                 4,816
   and work in process)
3. Other capitalized labor, overheads and material              332,963                   221
4. Other operating income                                     5,261,095  193,861,172    3,621     192,848
                                                            -----------               -------

5. Material costs
     a) Raw materials, supplies and purchased goods          86,118,229                76,622
     b) Purchased services                                    5,220,206   91,338,435    5,620      82,242
                                                            -----------               -------
6. Personnel costs
     a) Wages and salaries                                   47,353,482                49,385
     b) Social security and pension costs                    10,800,194   58,153,676   10,669      60,054
                                                            -----------               -------
7. Depreciation on intangible and tangible assets                         11,305,141               10,844
8. Other operating expenses                                               38,083,824               35,081
                                                                         -----------              -------

                                                                                   -                4,627
                                                                           5,019,904
9.  Other interest and similar income                           420,334                 3,762
10. Write-down of shares in affiliated companies                 28,699                 3,034
11. Expenses from loss absorption                               212,419                     0
12. Interest and similar expenses                             3,684,454            -    3,824     - 3,096
                                                                           3,505,238
                                                            -----------  -----------  -------     -------

13. RESULTS FROM ORDINARY OPERATIONS                                               -                1,531
                                                                           8,525,142
      -.Extraordinary income                                          0                13,690
      -.Extraordinary expense                                         0                11,391
                                                            -----------               -------

      -.Extraordinary result                                                     0                  2,299
14. Taxes on income                                             227,218                   324
15. Other taxes                                                 743,127      970,345      601         925
                                                            -----------  -----------  -------     -------

16. (NET LOSS)/(PRIOR YEAR: INCOME OF THE YEAR)                                                     2,905
                                                                           9,495,487
17. Retained earnings beginning of year                                      617,000                    0
18. Withdrawal from revenue reserves                                       6,973,696                  652
19. Earnings appropriated to revenue reserves                                144,720                2,940
                                                                         -----------              -------

20. (ACCUMULATED DEFICIT)/(Prior year: Retained earnings)                          -                  617
                                                                           2,049,511
                                                                         ===========              =======

                                                                     Enclosure 3

           DEVELOPMENT CONSOLIDATED FIXED ASSETS OF KONRAD HORNSCHUCH
                         AKTIENGESELLSCHAFT, WEIBBACH,

                             IN THE FISCAL YEAR 1995





                                                                      Costs
                               ---------------------------------------------------------------------------------------

                                     As of   Differeces  in                                                 As of
                                  1.1.1995         Currency    Additions      Transfer    Disposals    31.12.1995
                               ---------------------------------------------------------------------------------------
                                        DM               DM           DM            DM           DM            DM
I. INTANGIBLE ASSETS
--------------------

Licences, trademarks
  and patents                    4,685,711            - 103      180,376             0        1,149     4,864,835
Payments on account                 23,000                0            0             0       23,000             0
                               ---------------------------------------------------------------------------------------

                                 4,708,711            - 103      180,376             0       24,149     4,864,835
II. TANGIBLE ASSETS
1. Land and buildings           23,327,799                0      504,401             0            0    23,832,200
2. Technical equipment
    and machinery              132,066,332                0    4,555,242       887,268      743,514   136,765,328
3. Other equipment, office
     furniture and equipment    23,995,256         - 52,804    4,311,066       143,970    1,509,246    26,888,242
4. Assets  under
    construction                 1,032,378          - 1,140      291,718     1,031,238            0       291,718
                               ---------------------------------------------------------------------------------------

                               180,421,765         - 53,944    9,662,427             0    2,252,760   187,777,488

III. FINANCIAL ASSETS

Shares in affiliated
companies                          325,818                0        2,884             0            0       328,702
                               185,456,294         - 54,047    9,845,687             0    2,276,909   192,971,025
                               =======================================================================================

                                                                                                                    Net book
                                                              Accumulated depreciation                                 value
                                                              ------------------------                            ----------


                                  As of      Differences in                                     As of         As of         As of
                               1.1.1995            currency      Additions     Disposal    31.12.1995    31.12.1995    31.12.1994
                            ------------------------------------------------------------------------------------------------------
                                     DM                  DM             DM           DM            DM            DM            DM
I. INTANGIBLE ASSETS
--------------------

Licences, trademarks
  and patents                 4,616,629                - 44         52,097          830     4,667,852       196,983        69,082
Payments on account                   0                   0              0            0             0             0        23,000
                            ------------------------------------------------------------------------------------------------------

                              4,616,629                - 44         52,097          830     4,667,852       196,983        92,082
II. TANGIBLE ASSETS
1. Land and buildings        16,863,549                   0        493,863            0    17,357,412     6,474,788     6,464,250
2. Technical equipment
    and machinery            94,181,954                   0      8,354,027      704,379   101,831,602    34,933,726    37,884,378
3. Other equipment, office
     furniture and equipment 19,060,054            - 37,762      2,405,154    1,191,067    20,236,379     6,651,863     4,935,201
4. Assets  under
    construction                      0                   0              0            0             0       291,718     1,032,378
                            ------------------------------------------------------------------------------------------------------

                            130,105,557              37,762     11,253,044    1,895,446   139,425,393    48,352,095    50,316,207

III. FINANCIAL ASSETS

Shares in affiliated
companies                       220,001                   0         28,699            0       248,700        80,002       105,817
                            134,942,187              37,806     11,333,840    1,896,276   144,341,945    48,629,080    50,514,106
                            ======================================================================================================

                                                                 Enclosure 5


   SCHEDULE OF INVESTMENTS OF KONRAD HORNSCHUCH AKTIENGESELLSCHAFT, WEIBBACH,

                             AS OF 31 DECEMBER 1995

                     (Amounts in 1,000 units local currency)

        Name and domicile          Currency   Share in   authorized   Net assets
        of the company                        capital      share      31.12.1995      Result
                                                 %       capital                   of the year
                                                         31.12.1995                    1995
        -----------------------------------------------------------------------------------------
        Affiliated companies

        1. Consolidated companies

        Hornschuch Italia S.R.L.,
        Pero-Milano/Italy              ITL          100    1,000,000    1,767,000        160,000

        Hornschuch U.K. Limited,
        Northampton/Great Britain      GBP          100           50           30           - 33

        Hornschuch CS spol. s.r.o.,
        Prag/Czech Republic            CZK          100          400          849            176


        2. Non-consolidated
           companies

        Verwaltungsgesellschaft
        WeiBbach Gesellschaft mit be-
        schrankter Haftung,            DM           100           50           50       (- 45)(1)
        WeiBbach

        Spinnereien und Webereien
        im Wiesental Gesellschaft
        mit beschrankter Haftung,
        Lorrach                        DM           100        2,500        2,500      (1,775)(2)

        VICO AG i.L., Zug/Schweiz      CHF          100          100          140            - 8

        Hornschuch (Suisse) GmbH,
        Lenzburg/Schweiz               CHF          100           50           93            - 5

        Hornschuch France
        S.A.R.L.,
        Villeurbanne/Frankreich        FFR          100          100      - 2,079        - 1,850

An inactive foreign participation was not listed because of the little importance.




----------

        (1) Konrad Hornschuch Aktiengesellschaft maintains a profit pooling agreement with this subsidiary whereby profits or losses of the subsidiary are consolidated with the parent company for income tax and trade tax filing purposes. No tax impact is included in the results at the subsidiary level. Verwaltungsgesellschaft WeiBbach GmbH maintains a similar arrangement with its subsidiary Spinnereien und Webereien im Wiesental GmbH.

        (2) Verwaltungsgesellschaft WeiBbach GmbH maintains a profit pooling agreement with this subsidiary whereby profits or losses of the subsidiary are consolidated with the parent company for corporate income and trade tax filing purposes. No tax impact is included in the results at the subsidiary level.

                  APPENDIX OF THE PUBLIC COMPANY AND THE GROUP

                         KONRAD HORNSCHUCH AG, WEIBBACH,


                            FOR THE FISCAL YEAR 1995



The individual and the consolidated financial statements of Konrad Hornschuch AG are explained together below; unless otherwise stated, these explanations apply to both these financial statements.

To improve the overview, the amounts of the balance sheet and the profit and loss account are stated in full DM.



I.        APPLICATION OF ACCOUNTING DIRECTIVES ACT


The financial statements of Konrad Hornschuch AG and the consolidated financial statements have been drawn up according to the regulations of the commercial code or the company law.

For the profit and loss accounts, the cost-summary method has been used consistently.

The remarks which have to be made, according to the legal regulations, for the items of the profit and loss account as well as extensive explanations are stated in the summarized appendix for the Konrad Hornschuch AG and the group.



II.       CONSOLIDATED COMPANIES


The consolidated financial statements include, apart from Konrad Hornschuch AG, the marketing companies in Leipzig, Italy, Great Britain and Czech Republic:


          Konrad Hornschuch GmbH, Leipzig
          Hornschuch Italia S.R.L., Pero-Milano/Italy
          Hornschuch U.K. Limited, Northampton/Great Britain
          Hornschuch CS spol. s r.o., Prag/Czech Republic

For all companies, Konrad Hornschuch AG holds 100 % of the capital shares; a year end closing date of the 31 December is used for the group.

The participation in Konrad Hornschuch GmbH has been sold in the fiscal year to Verwaltungsgesellschaft WeiBbach GmbH and was merged with this company. The consolidated financial statements of this company reflect this permanent consolidation.

The group financial statements exclude inactive foreign subsidiaries, the Hornschuch (Suisse) GmbH as well as the Hornschuch France S.A.R.L., according to ss. 296 Abs. 2 HGB, because of their secondary importance. Hornschuch (Suisse) GmbH, which has no individual organization, provides for billing of deliveries to the Swiss customers.

In addition, the Verwaltungsgesellschaft WeiBbach Gesellschaft mit beschrankter Haftung as well as its subsidiary Spinnereien und Webereien im Wiesental GmbH have not been consolidated because their exclusive purpose is the utilization of the no longer operational plant areas in Urbach and Lorrach (ss. 296 Abs. 1 Nr. 3 HGB). Also not consolidated is the VICO AG (ss. 296 Abs. 2 HGB) because it is in liquidation.




III.        CAPITAL CONSOLIDATION IN THE GROUP


The capital consolidation reflects cost method investment accounting. Differences between the cost basis investment and the equity of the consolidated subsidiary is recorded against retained earnings revenue reserve account:

                                                                  1995       1994
                                                                  TDM        TDM
                                                                  ----       ----
        Active difference amounts                                  484        484
        Passive difference amounts                                - 14       - 22
                                                                   ===        ===

        Charged to the revenue reserves account                    470        462
                                                                   ===        ===

For the following consolidated entities, taking the equity value at the beginning of the fiscal year, the date the entities were first included in the consolidated financial statements was:

            Konrad Hornschuch GmbH                                1.1.1990
            Hornschuch Italia S.R.L.                              1.1.1990
            Hornschuch U.K. Limited                               1.1.1990
            Hornschuch CS spol s r.o.                             1.1.1993


IV.         DEBT-, EXPENSE- AND PROFIT-CONSOLIDATION AS WELL AS
            INTERCOMPANY PROFIT ELIMINATION IN THE GROUP


Receivables and liabilities as well as expense- and profit movements between the included companies have been eliminated.

Intercompany profits have been eliminated.

V.          FOREIGN CURRENCY TRANSLATION


The values of the annual financial statements of the foreign companies have been converted with the spot rates of the balance sheet date into German Mark (DM).

The differences which resulted from the so determined value and the corresponding DM-value in the balance sheet of Konrad Hornschuch AG have been classified within the equity section to the revenue reserves.

VI.         ACCOUNTING AND VALUATION METHODS


For the individual company financial statements and the consolidated financial statements, the same accounting and valuation methods have been used which are valid for corporations.


INTANGIBLE ASSETS

Purchased EDP-programmes as well as licences and patents are capitalized at acquisition cost and depreciated in a straight-line method over three to five years.


TANGIBLE ASSETS

The tangible fixed assets are valued at acquisition or manufacturing cost minus accumulated depreciations.

The straight-line depreciations for buildings is based on a useful life from 20 to 50 years.

An owner-occupied flat will be depreciated degressive according to ss. 7 Abs. 5 EStG.

For movable tangible fixed assets, the depreciation is calculated according to the straight-line method with a useful life of four to ten years which is usual in the industry. For multi-shift operation depreciation rates are increased.

Low value intangible assets will be fully depreciated according to ss. 6 Abs. 2 EStG in the year of addition and will be shown as disposal in the analysis of fixed assets.

FINANCIAL ASSETS

The shares in group companies are recorded at acquisition cost or at the lower estimated fair value at the balance sheet date.

INVENTORIES

Raw materials and supplies as well as purchased trading stock are activated to acquisition cost considering the lower of cost or market principle. For stock with limited usability adequate reserves have been made.

Finished and unfinished goods are recorded at manufacturing cost but limited to a maximum value which results from the principle of the loss free valuation.

The manufacturing cost are based on actually incurred costs or standard calculations.

Limited usability as well as low stock turnover have been considered by adequate write downs.


RECEIVABLES AND OTHER CURRENT ASSETS

For receivables and other current assets, identifiable individual risks have been taken into account by valuation reserves.

For the general risk of credit as well as the expected discount deductions there will be made a general allowance.

Receivables denominated in foreign currency have been valued at the rate of the day the receivable was incurred or to the lower buying rate at the balance sheet date. A long term receivable has been discounted. The other receivables and assets are shown at nominal value.

SECURITIES, STOCKS AND BONDS

The shares in subsidiaries are recorded at acquisition cost, reduced for any write-downs.


PREPAID EXPENSES

The debt discounts included in the prepaid expenses will be depreciated straight-line over the interest bearing period of the respective loans.


ACCRUALS

Accruals for pensions and similar obligations correspond to the actuarial going concern value which has been determined on the basis of an interest rate of 6 %. They have been built up with the possible extent according to ss. 6 a EStG.

The other accruals take into account all recognizable balance risks and uncertain obligations and have been calculated according to reasonable business judgments.

LIABILITIES

All liabilities are valued at the repayment amount, liabilities denominated in foreign currency are valued at the rate on the day the liabilities were incurred or to the higher offer rate on the balance sheet date.


VII.        EXPLANATIONS TO THE INDIVIDUAL BALANCE SHEET ITEMS


FIXED ASSETS

The development of the fixed assets of the public company and the group which are shown separately, are integral part of the appendix.

The capital expenditure of Konrad Hornschuch AG for intangible and tangible assets amounts to DM 9.5 million (prior year: DM 8.7 million).

The main stress of the capital expenditures were for production and auxiliary machinery as well as for office furniture.

The list of investments is integral part of the appendix and will be deposited at the trade register of Schwabisch Hall under HRB 167 K.

INVENTORIES

Devaluations for inventory risks which could occur because of period of storage, reduced usability or fashion tendencies have been reflected in the inventory valuation.

RECEIVABLES AND OTHER ASSETS

The receivables and other assets include receivables due within more than one year up to the following amounts:

        KONRAD HORNSCHUCH AG                                                       TDM
                                                                                 ------
        Trade receivables                                                          759
        Due from affiliated companies                                            3,390
        Other current assets                                                       356
                                                                                 =====

                                                                                 4,505
                                                                                 =====

        GROUP                                                                    1,115
                                                                                 =====

DUE FROM AFFILIATED COMPANIES

Receivables due from affiliated companies of TDM 632 result from normal trade activities.

SECURITIES

The shares in the VICO AG i.L. and the Verwaltungsgesellschaft WeiBbach GmbH are shown as current assets, consistent with prior year.

LIQUID ASSETS

The liquid assets include cash on hand, balances on post office bank accounts and cash at banks.

PREPAID EXPENSES

The prepaid expenses contain, apart from debt discounts for loans, bonuses for closed interest security business.

SUBSCRIBED CAPITAL

The capital stock of KONRAD HORNSCHUCH AG is divided into the following bearer stock:

                                                           Nominal value           Number of
                                                                                    votes
                                                                 DM                   DM
                                                           --------------           --------
          612,000 common stock     each DM 50.00            30,600,000.00            612,000
            4,000 preferred stock  each DM 50.00               200,000.00             48,000
                                                            =============            =======

                                                            30,800,000.00            660,000
                                                            =============            =======

By the resolution of the ordinary meeting on 5 July 1990, there existed an approved capital at a rate of DM 10 million which could be used until 4 July 1995. This opportunity has not been used.

CAPITAL RESERVES

Capital reserves include the premium of the capital increase in 1978.


REVENUE RESERVES

The consolidated balance sheet reflects, in contrast to the prior year, the combining of the legal reserve and the other reserves.

ACCRUALS

        KONRAD HORNSCHUCH AG                                       31.12.1995      31.12.1994
                                                                      TDM               TDM
                                                                   ----------        --------
        Accruals for pensions                                         11,261          11,211
        Accrued taxes                                                      8               0
        Other accruals                                                 7,633          10,715
                                                                      ------          ------

                                                                      18,902          21,926
                                                                      ======          ======

        GROUP                                                         19,359          22,519
                                                                      ======          ======

The other accruals contain mainly separations for holiday and flex-time credits, customer bonuses and discounts, waste water disposal, warranties, customer credit notes and open invoices.


LIABILITIES

The liabilities to banks of KONRAD HORNSCHUCH AG are as follows:

                                                    31.12.1995      31.12.1994
                                                       TDM              TDM
                                                     --------        --------
        Due within 1 year                             23,573          20,192
        Due within 1 - 5 years                        30,207          21,180
        Due over more than 5 years                       775           1,162
                                                      ======          ======

                                                      54,555          42,534
                                                      ======          ======

An amount of TDM 2.787 is secured through mortgage liens on the real estate of a subsidiary.

The other liabilities of KONRAD HORNSCHUCH AG are structured as follows:


                                                       31.12.1995       31.12.1994
                                                           TDM              TDM
                                                       ----------       ----------
        Due within 1 year                                  3,778           3,366
        Due within 1 - 5 years                             1,443           2,393
                                                           =====           =====

                                                           5,221           5,759
                                                           =====           =====

                                                       31.12.1995      31.12.1994
                                                           TDM            TDM
                                                       ----------      ----------
Tax liabilities                                             637              752
Liabilities in respect of
 social security                                          1,293            1,255
Liabilities to
 employee welfare funds                                   2,243            3,193
Other liabilities                                         1,048              559
                                                          -----              ---

                                                          5,221            5,759
                                                          =====            =====

The liabilities to banks in the GROUP are as follows:

                                                      31.12.1995         31.12.1994
                                                         TDM                TDM
                                                     ------------        ---------
Due within 1 year                                        25,350           23,942
Due within 1 - 5 years                                   30,207           21,180
Due over more than 5 years                                  775            1,162
                                                         ------           ------

                                                         56,332           46,284
                                                         ======           ======

An amount of TDM 2.787 is secured through mortgage liens.


The other liabilities in the GROUP are structured as follows:

                                                      31.12.1995        31.12.1994
                                                         TDM                TDM
                                                      ------------      ----------
Due within 1 year                                        4,164             3,936
Due within 1 - 5 years                                   1,443             2,393
                                                         -----             -----

                                                         5,607             6,239
                                                         =====             =====


                                                       31.12.1995        31.12.1994
                                                          TDM               TDM
                                                      ------------       ----------
Tax liabilities                                             826            1,024
Liabilities in respect of
 social security                                          1,426            1,423
Liabilitites to
 employee welfare fund                                    2,243            3,193
Other liabilities                                         1,112              689
                                                          -----            -----

                                                          5,607            6,329
                                                          =====            =====

For the trade payable, the supplier retains the title of goods until fully paid.

The amounts due to affiliated companies of Konrad Hornschuch AG are TDM 5 from the trade activities.

All other liabilities are due within one year.

VIII.       CONTINGENT LIABILITIES AND OTHER FINANCIAL OBLIGATIONS

The contingent liabilities and other financial obligations of KONRAD HORNSCHUCH AG and the GROUP exist as follows:

                                                       31.12.1995        31.12.1994
                                                          TDM               TDM
                                                     ------------        ---------
Contingent liabilities                                   1,681             1,337
Guarantee obligations                                      129               189
                                                         -----             -----

                                                         1,810             1,526
                                                         =====             =====


In addition financial obligations from lease contracts are:

                                                          KHAG            Group
                                                           TDM              TDM
                                                        ----------      ----------
Due within 1 year                                           962            1,324
Due within 1 - 5 years                                      131            1,065
Due over more than 5 years                                    0              197
                                                          -----            -----

                                                          1,093            2,586
                                                          =====            =====


The purchase commitment for investment goods is within the framework of the planning which has been released in 1996.

The deficit from the pension obligations of the employee welfare funds which results as difference between the tax part value according to ss. 6 a EStG of the promised services and the cash on hand amounts to about DM 13.2 million for 31 December 1995.

IX.         EXPLANATIONS FOR THE PROFIT AND LOSS ACCOUNTS


        SALES

The sales are spread at KONRAD HORNSCHUCH AG as follows:


Division in product areas

                                                          1995                1994
                                                       million DM         million DM
                                                       -----------        -----------
Fashion products                                            45                46
Technical products                                          51                46
Decorative products                                         83                82
                                                           ---               ---

                                                           179               174
                                                           ===               ===

Division in regions

                                                           1995             1994
                                                         million DM       million DM
                                                         ----------       -----------
Federal Republic of Germany                                  107             108
Other Europe                                                  50              47
Outside Europe                                                22              19
                                                             ---             ---

                                                             179             174
                                                             ===             ===

GROUP sales are spread as follows:


Division in product areas

                                                           1995             1994
                                                        million DM       million DM
                                                        ----------       -----------
Fashion products                                            46                49
Technical products                                          51                46
Decorative products                                         92                89
                                                           ---               ---

                                                           189               184
                                                           ===               ===

Division in regions

                                                             1995           1994
                                                          million DM     million DM
                                                          -----------    -----------
Federal Republic of Germany                                  107             108
Other Europe                                                  59              57
Outside Europe                                                23              19
                                                             ---             ---

                                                             189             184
                                                             ===             ===

OTHER OPERATING INCOME

The other operating income of KONRAD HORNSCHUCH AG include the following:


                                                            1995           1994
                                                            TDM             TDM
                                                        -----------     -----------
Know-how                                                   1,561             583
Exchange profit                                              315             161
Insurance indemnification                                    292           1,327
Further charged costs                                        163             246
Tax liable remunerations in kind                             255             181
Others                                                     1,355             390
Neutral income                                             1,158             743
                                                           -----           -----

                                                           5,099           3,631
                                                           =====           =====

GROUP                                                      5,261           3,621
                                                           =====           =====

MATERIAL COSTS

The material costs, related to the total product cost, reflects the increases in the raw material markets and the general increase in price levels.


PERSONNEL EXPENSES

                                                        1995               1994
KONRAD HORNSCHUCH AG                                    TDM                 TDM
                                                     -----------         ---------
Wages and salaries                                     45,793             47,419
Social security                                         8,837              8,990
Pension costs                                           1,479              1,083
                                                       ------             ------

                                                       56,109             57,492
                                                       ======             ======


                                                        1995               1994
GROUP                                                   TDM                 TDM
                                                      --------           ---------
Wages and salaries                                     47,354             49,385
Social security                                         9,285              9,540
Pension costs                                           1,515              1,129
                                                       ------             ------

                                                       58,154             60,054
                                                       ======             ======

OTHER OPERATING EXPENSES

The other operating expenses of KONRAD HORNSCHUCH AG include the following:


KONRAD HORNSCHUCH AG                                          1995          1994
                                                              TDM           TDM
                                                           ------------   -------
Licences/commissions                                          2,676        3,530
Other selling expenses                                       14,275       12,851
Legal and professional fees                                   1,842        1,195
Other administrative expenses                                 2,079        2,113
Catastr.-/Work-/Environmental protection                      1,567        1,102
Other maintenance/EDP-maintenance                             4,228        4,653
Other expenses                                                7,449        5,340
Sale of fixed assets and adjustments of reserves                953          805
                                                             ------       ------

                                                             35,069       31,589
                                                             ======       ======

GROUP                                                        38,084       35,081
                                                             ======       ======


INCOME FROM PARTICIPATIONS

In the fiscal year 1995, KONRAD HORNSCHUCH AG had participation income of TDM 139 (prior year: TDM 201) from affiliated companies.


OTHER INTERESTS AND SIMILAR INCOME

At KONRAD HORNSCHUCH AG the income from affiliated companies have been realized at a rate of TDM 325 (prior year: TDM 3.714).


EXPENSES FROM LOSS TRANSFERS

These expenses result from loss transfers based on profit pooling with affiliated companies.


INCOME RELATING TO OTHER PERIODS

The other operating income, taxes from income and the other taxes include income relating to other periods of TDM 1.238.


EXPENSES RELATING TO OTHER PERIODS

The other operating expenses and the taxes from income include expenses relating to other periods of TDM 365.

TAXES

Because of the negative result of the year and the loss carry forward from previous fiscal years, no domestic income taxes arise. Amounts reflect the balance from tax back-payments/tax refund for previous years and foreign withholding taxes.

The other taxes are mainly related to the net asset-, trading capital-, land-and automobile taxes which are not dependent on income.



X.        OTHER NOTES


        1. The total remunerations of the members of the board for the fiscal year 1995 amount to DM 992,145.00.

                The remunerations of former board members and their surviving dependents amount to DM 698,950.00 (GROUP DM 709,027.00).

                For pension obligations with regard to former members of the board and their surviving dependents, DM 5,255,617.00 (GROUP DM 5,310,029.00) has been reserved.


        2. The remunerations for the supervisory board for the fiscal year 1995 amount to DM 85,300.00 plus value added tax.

        3. The supervisory board of the company consists of nine members. Appointed members of the supervisory board are:

                Wilhelm Freiherr Haller von Hallerstein, Stuttgart (chairman), Eberhard Christian Kunz, Nurtingen (first deputy chairman), Dr. Wilhelm Dengler, Gschwend,
                Dieter Maier, Stuttgart,
                Helmut Menges, Welzheim,
                Dr. Roland Schelling, Stuttgart,

and as representative of the employees:

                Hans Roth, Hohebach (second deputy chairman), Willi Bobka, WeiBbach, and Hans Fenzl, WeiBbach.

        The administrative period of the supervisory board closes with the end of the shareholders general meeting which decides above the discharge for the fiscal year 1997.



        *) The supervisory board has in his meeting on 9 December 1994 appointed Mr Helmut Menges according to ss. 105 Abs.

        2 AktG from 1 January 1995 for the maximum of one year, as managing director of the company and as chairman of the management. For this time, his supervisory board client has rested.

        The management board consists of two persons. Members of the management board are or have been, appointed by the supervisory board,

        Hans-Georg Stahmer, Taunusstein
        (from 1 October 1995; chairman from 1 November 1995),
          Dr. Roland Schulze-Kadelbach, Flein, and
          Helmut Menges, Welzheim,
          (from 1 January until 31 October 1995; chairman until 31. Oktober 1995)*)

4. With the letter of 3 February 1984 the Kunz Holding GmbH & Co. KG, Gschwend, has told according to ss. 20 Abs. 4 AktG that she has the majority holding for Konrad Hornschuch AG.

          To the majority shareholder Kunz Holding GmbH & Co. KG and the related companies there existed only minor delivery- and service relations.


5.      In the fiscal year KONRAD HORNSCHUCH AG has ordinarily employed:

                                                           1995            1994
                                                          persons         persons
                                                         ----------      ----------
 Salaried employees**)                                       294             295
 Payroll employees                                           446             509
 Trainees                                                     38              35
                                                             ---             ---

 Employees                                                   778             839
                                                             ===             ===

The GROUP has employed:


 Salaried employees***)                                      333             339
 Payroll employees                                           455             520
 Trainees                                                     38              35
                                                             ---             ---

 Employees                                                   826             894
                                                             ===             ===

6. Because of special tax depreciations in the previous fiscal years on tangible fixed assets, the annual result is only insignificantly influenced. Also the effects on future annual results are not significant.




*) The supervisory board has in his meeting on 9 December 1994 appointed Mr Helmut Menges according to ss. 105 Abs. 2 AktG from 1 January 1995 for the maximum of one year, as managing director of the company and as chairman of the management. For this time, his supervisory board client has rested.

**)         including members of the board

***)        including members of the board and managers

7. The annual financial statements of Konrad Hornschuch AG to 31 December 1995 which have been drawn up by the board show, after charging with the retained earnings brought forward from the previous year at a rate of DM 617,000.00 and withdrawals from the other retained earnings at a rate of DM 6,282,000.00 an accumulated deficit of DM - 2,049,511.00.

   The management board suggests to carry forward the deficit to the next year.




WeiBbach, March 1996


                                                     Konrad Hornschuch AG


                                                             Board

                         KONRAD HORNSCUCH GROUP ACCOUNTS

                MEASUREMENT OF MATERIAL VARIATIONS IN ACCOUNTING
                 METHODS USED UNDER GERMAN GAAP VERSUS U.S. GAAP

                            ON BALANCE SHEET ACCOUNTS

                          (GERMAN MARKS, IN THOUSANDS)


GERMAN              U.S.               1996                GERMAN           U.S.                1995
GAAP                GAAP            DIFFERENCE              GAAP            GAAP              DIFFERENCE
AMOUNT             AMOUNT           INCREASE/              AMOUNT          AMOUNT             INCREASE/
1996                1996            <DECREASE>              1995            1995              <DECREASE>

Asset affected:

ITEM 1- Deferred tax asset:
0                   9,313             9,313                   0              9,421                 9,421

ITEM 2- Intangible asset
0                  13,241            13,241                   0             15,132                15,132

Total assets affected:
0                  22,554            22,554                   0             24,553                24,553

Liabilities affected:

ITEM 2- Pension obligation:
12,948             27,958            15,010              13,503             28,390                14,887

ITEM 3- Accrued expenses-repair and maintenance:
600                     0              (600)                  0                  0                     0

ITEM 4- Accrued expenses- restructuring charges
3,300               1,700            (1,600)                  0                  0                     0

Total liabilities affected:
16,848             29,658            12,810              13,503             28,390                14,887

Net equity:

                                      9,744                                                        9,666

                        KONRAD HORNSCHUCH GROUP ACCOUNTS

            MEASUREMENT OF MATERIAL VARIATIONS IN ACCOUNTING METHODS

              USED IN COMPUTING NET INCOME UNDER GERMAN GAAP VERSUS

                   U.S. GAAP FOR THE YEARS ENDED DECEMBER 31,

                          (GERMAN MARKS, IN THOUSANDS)



                                                                       1996             1995
Net loss as reported in the audited financial statements of Konrad
Hornschuch under German GAAP
                                                                       (758)           (9,495)

Income <expense>:

Item 1- Differences in tax provision (assumes initial
 implementation of FAS 109 in 1994 and an effective
Tax rate of 43.8%)
                                                                       (107)            5,058


Item2- Differences in pension expense as calculated
under FAS 87 of U.S. GAAP versus German
GAAP
                                                                     (2,014)           (2,810)

Item 3- Accrued liability for repair and maintenance costs under German GAAP

                                                                        600                 0

Item 4- Accrued liability for restructuring costs under German GAAP

                                                                      1,600                 0

Net loss as reported in the audited financial
statements of Konrad Hornschuch under
U.S. GAAP
                                                                       (679)           (7,247)

                        KONRAD HORNSCHUCH GROUP ACCOUNTS

               QUANTITATIVE RECONCILIATION OF FINANCIAL STATEMENTS

             PREPARED ON A COMPREHENSIVE BASIS OTHER THAN U.S. GAAP




Item 1- Under U.S. GAAP -SFAS NO. 109- " Accounting for Income Taxes " - a deferred tax asset or liability is determined based on the difference between the financial reporting and the tax basis of the asset or liability tax effected using enacted tax rates in effect in the years in which the differences are expected to reverse. Included in the tax effects is the recognition of a deferred tax asset for German net operating loss carryforwards which have an unlimited life under German tax law. Considering the unlimited NOL life and the earnings potential of the Company, the deferred tax asset determined in accordance with FAS 109 has been calculated , as well as the impact on the provision for income taxes and is shown as a reconciling item between German GAAP and U.S. GAAP.


Item 2- Under German GAAP, the Company has two pension liabilities, one recorded and one unrecorded. In addition , the German GAAP actuarial calculation does not consider anticipated salary increases or cost of living increases for pension payments. For German GAAP purposes, both pension liabilities are calculated using a statutorily mandated 6% interest rate to present value the pension liabilities. For U.S. GAAP purposes, both pension liabilities have been calculated in accordance with FAS No. 87 - "Employer Accounting for Pensions" for each of the periods presented and an appropriate U.S. GAAP pension expense was recognized for each year presented. The German requirements are funded on a cash basis, therefore no plan assets exist. In accordance with SFAS No. 87, an additional minimum liability for the unfunded accumulated benefit obligation has also been recognized as a liability. In addition, an intangible asset equal to the amount of the unamortized transition obligation has been recognized in accordance with SFAS 87. The differences between German GAAP and U.S. GAAP valuations at each balance sheet date have been reflected.


Item 3- Under U.S. GAAP, repair and maintenance costs are expensed as incurred, while under German GAAP, a liability can be established for future repair and maintenance costs. Accordingly, the differences between German GAAP and U.S. GAAP at each balance sheet date have been reflected.


Item 4- Under U.S. GAAP, restructuring charges are recognized in accordance with EITF 94-3. Under German GAAP, the 1996 restructuring charge includes an employee reduction plan plus accruals relative to future consulting fees to reengineer/ implement new automated accounting and administrative technology. Under U.S. GAAP, these consulting fees cannot be accrued as they benefit future periods. Accordingly, the differences between German GAAP and U.S. GAAP for accrued restructuring charges at each balance date have been reflected.

ITEM 7(b)    UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


                The following unaudited pro forma financial statements give effect to the acquisition by Decora Industries, Inc. ( "Decora") of Konrad Hornschuch AG ("Hornschuch"), a German Company, in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual consolidated balance sheets of Decora and of Hornschuch as of September 30, 1997 and has been prepared to give effect to the acquisition as if it occurred on September 30, 1997. The unaudited pro forma statements of income are based on the individual consolidated statements of income of Decora for the six months ended September 30, 1997 and the year ended March 31, 1997 and of Hornscuch for the six months ended September 30, 1997 and the year ended December 31, 1996. The results of operations of Decora and Hornschuch have been combined to give effect to the acquisition as if it had occurred on April 1, 1996, the beginning of Decora's 1997 fiscal year. During the quarter ended
March 31, 1997, Hornschuch's sales, operating income and net income were $30,277,000, $1,189,000 and $730,000, respectively. Such amounts have not been included in the pro forma information.

                The unaudited pro forma consolidated financial information is based upon preliminary fair value allocations relative to the purchase of Hornschuch. The final allocation of the purchase price may vary as additional information is obtained, and accordingly, the ultimate allocations may differ from the allocations used in the unaudited pro forma consolidated financial statements. The pro forma balance sheet presented was converted at a rate of $1.75/ German Mark, while the income statements of Hornschuch for the six months ended September 30, 1997 and the twelve months ended December 31, 1996 were converted at rates of $1.76/ German Marks and $1.51/ German Marks, respectively. The pro forma financial statements were prepared in accordance with U.S. GAAP.


                The unaudited pro forma consolidated financial information presented is not necessarily indicative of the operating results that would have been reported had the acquistion actually occurred on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and related notes thereto of Hornschuch appearing in the response to Item 7(a) of this current report on Form 8-K/A and the historical financial statements, related notes, and " Management's Discussion and Analysis of Financial Condition and Results of Operation"of Decora for the year ended March 31, 1997and the six months ended September 30, 1997, previously filed with the Securities and Exchange Commission.

                             DECORA INDUSTRIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                           ( IN THOUSANDS OF U.S.$ )

                                                                                 Pro Forma                Pro Forma
Assets                                               Decora       Hornschuch    Adjustments             Consolidated
Current assets:
Cash and cash equivalents                              $527           $889        $    (8)     (a)          $2,158
                                                                                      750      (c)
Accounts receivable, net                              5,525         18,684                                  24,209
Inventories                                           5,944         21,136            338      (b)          27,418
Prepaid expenses and other current assets               903          1,275                                   2,178
                                                    -------        -------        -------                 --------
  Total current assets                               12,899         41,984          1,080                   55,963

Property and equipment, net                           7,294         22,916         16,892      (b)          47,102
Notes receivable                                        850            371                                   1,221
Intangibles, net                                      2,612          6,852         (6,119)     (b)           3,345
Goodwill                                              8,102              -         12,655      (b)          20,757
Deferred income taxes                                 4,343          4,986         (3,958)                   5,371
Assets available for sale                                 -          1,782           (615)     (b)           1,167
Other non-current assets, net                           274             45            936      (b)           1,255
                                                    -------        -------        -------                 --------
     Total assets                                   $36,374        $78,936        $20,871                 $136,181
                                                    =======        =======        =======                 ========
Liabilities and shareholders' equity

Current liabilities:
Accounts payable                                     $2,766         $5,065                                  $7,831
Accrued liabilities                                   2,352         15,883        $ 2,292      (a)          20,527
Current portion of long-term debt                     3,594          5,800                                   9,394
                                                    -------        -------         ------                 --------
     Total current liabilities                        8,712         26,748          2,292                   37,752

Long-term debt                                       13,003         12,896         35,307      (a)          61,206
Pension obligation                                        -         14,332              -                   14,332
                                                     ------        -------         ------                  -------
Total liabilities                                    21,715         53,976         37,599                  113,290

Minority interests                                        -              -          6,689      (b)           6,689

Shareholders' equity
Preferred stock                                           -              -              -                        -
Common stock                                            357         17,505        (17,505)     (b)             366
                                                                                        9      (c)
Additional paid-in capital                           31,922          2,501         (2,501)     (b)          33,456
                                                                                      741      (c)
                                                                                      793      (a)
Retained earnings (accumulated deficit)            (17,620)          4,954        (4,954)      (b)         (17,620)
                                                    -------        -------        -------                 --------
     Total shareholders' equity                      14,659         24,960        (23,417)                  16,202

     Total liabilities and shareholders' equity     $36,374        $78,936        $20,871                 $136,181
                                                    =======        =======        =======                 ========


       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                             DECORA INDUSTRIES, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997
                (IN THOUSANDS OF U.S. $, EXCEPT PER SHARE DATA)


                                                                                         Pro Forma             Pro Forma
                                                        Decora          Hornschuch       Adjustments          Consolidated
Net Sales                                              $19,455           $59,791                                 $79,246

Cost of goods sold                                      14,454            43,572            $ 474      (d)        58,500
                                                        ------            ------            -----      ---        ------

Gross profit                                             5,001            16,219             (474)                20,746

Selling, general and administrative expenses             2,567            14,211              301      (e)        17,079
Non-recurring charges                                    1,461                --                                   1,461
                                                         -----            ------            -----                 ------
Operating income                                           973             2,008             (775)                 2,206

Interest expense                                           838               848            1,694      (f)         3,380
                                                           ---               ---            -----      ---         -----
Income (loss) before taxes                                 135             1,160           (2,469)                (1,174)

Income tax provision (benefit)                              41               566             (894)     (g)          (287)
                                                            --               ---            -----      ---         -----
Net income (loss) after tax                                 94               594           (1,575)                  (887)

Minority interest                                           --                --              159      (h)           159
                                                           ---            ------          -------      ---        ------
Net income (loss)                                          $94            $  594          ($1,734)               ($1,046)
                                                           ===            ======          =======                 ======
Net income (loss) per common share                       $0.00                                                    ($0.03)

Average shares of common stock used in
computation of income per share                         35,699                                                    36,637
                                                        ------                                                    ------


       See Notes to Unaudited Pro Forma Consolidated Financial Statements

                             DECORA INDUSTRIES, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED MARCH 31, 1997
                (IN THOUSANDS OF U.S. $, EXCEPT PER SHARE DATA)




                                                                          Pro Forma        Pro Forma
                                             Decora      Hornschuch      Adjustments      Consolidated
Net Sales                                   $41,082      $133,979                          $175,061

Cost of goods sold                           30,503        98,483          $ 656    (i)     129,642
                                             ------        ------            ---    ---     -------

Gross profit                                 10,579        35,496           (656)            45,419

Selling, general and administrative
  expenses                                    5,853        32,390            625    (j)      38,868
                                              -----        ------            ---    ---      ------

Operating income                              4,726         3,106         (1,281)             6,551

Interest expense                              2,319         2,148          3,409    (k)       7,876
                                            -------         -----        -------            -------
Income (loss) before taxes                    2,407           958         (4,690)            (1,325)

Income tax provision (benefit)               (1,159)          499         (1,690)   (l)      (2,350)
                                            -------           ---        -------    ---     -------

Net income                                    3,566           459         (3,000)             1,025

Minority interest                                --            --            123    (m)         123
                                             ------            --        -------    ---     -------
Net income                                   $3,566          $459        ($3,123)              $902
                                             ======          ====        =======             ======
Net income per common share                   $0.10                                           $0.02

Average shares of common stock used          35,219                                          36,157
in computation of income per share           ------                                          ------


       See Notes to unaudited Pro Forma Consolidated Financial Statements

                             DECORA INDUSTRIES, INC.
                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1- Pro Forma Adjustments for the Balance Sheet as of September 30, 1997

(a) Reflects the debt and accrued liabilities incurred in connection with the acquisition of Hornschuch .

(b) Reflects the following preliminary purchase accounting adjustments resulting from the acquisition of Hornschuch.

       Step-up in basis of property and equipment                $ 16,892
       Step-up in basis of inventory                                  338
       Write-down of assets held for sale                             615
       Recognition of non-compete agreement                           600
       Write-off of intangible relative to pension                  6,719
       Goodwill on acquisition                                     12,655
       Deferred financing fees                                        936
       Recognition of minority interests                            6,689
       Elimination of common stock of Hornschuch                   17,505
       Elimination of additional paid-in capital of Hornschuch      2,501
       Elimination of retained earnings of Hornschuch               4,954
       Recognition of deferred tax liability                        3,958

   (c) Reflects proceeds from sale of common stock as follows:


       Cash                                                           750
       Common stock                                                     9
       Additional paid in capital                                     741

Note 2- Pro forma adjustments to the statement of income for the six months ended September 30, 1997

(d) Reflects the increase in depreciation expense for manufacturing related assets based on the step up in basis of property and equipment acquired and the increase in cost of goods sold relative to the step up in basis of inventory.

(e) Reflects the increase in depreciation expense for selling, general and administrative assets based on the step up in basis of property and equipment acquired and the amortization of goodwill and of the non-compete agreement.

(f) Reflects interest expense on indebtedness and related fees incurred in connection with the acquisition.

(g)     Reflects the estimated income tax effect of the pro forma adjustments.

(h)     Reflects the impact of the minority interest on Hornschuch's earnings.

Note 3- Pro forma adjustments to the statement of income for the twelve months ended March 31, 1997

(i) Reflects the increase in depreciation expense for manufacturing related assets based on the step up in basis of property and equipment acquired and the increase in cost of goods sold relative to the step up in basis of inventory.

(j) Reflects the increase in depreciation expense for selling, general and administrative assets based on the step up in basis of property and equipment acquired and the amortization of goodwill of the non-compete agreement.

(k) Reflects interest expense on indebtedness incurred in connection with the acquisition.

(l)     Reflects the estimated income tax effect of the pro forma adjustments.

(m)     Reflects the impact of the minority interest on Hornschuch's earnings.

EXHIBIT 23.1 CONSENT OF  DR. EBNER, DR. STOLZ AND PARTNERS GMBH


CONSENT

We hereby consent to the inclusion in the Form 8-K/A of Decora Industries, Inc. dated December 15, 1997 our reports dated April 2, 1997 and March 22, 1996 related to the consolidated financial statements for Konrad Hornschuch Aktiengesellschaft for the years ended December 31, 1996 and 1995 and 1995 and 1994, respectively.


Stuttgart, 11 December 1997



                      Dr. Ebner, Dr.Stolz und Partner GmbH
                         Wirtschaftsprufungsgesellschaft
                           Steuerberatungsgesellschaft

                             DECORA INDUSTRIES, INC.

                                   SIGNATURES









Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                             DECORA INDUSTRIES, INC.
                                 (Registrant)


                            By: s/Timothy N. Burditt
                                ----------------------------------------
                                Timothy N. Burditt
                                Principal Accounting Officer


Dated:     December 15, 1997